SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 5, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Item 1.01  Entry into a Material Definitive Agreement.

On June 29, 2007, the stockholders of Who’s Your Daddy, Inc. (the “Company”) approved the Company’s 2007 Equity Incentive Plan. A description of the 2007 Equity Incentive Plan is included on pages 14 through 19 of the Company’s Notice of Annual Meeting and Proxy Statement, which was filed with the Securities and Exchange Commission (“SEC”) on June 22, 2007, and such pages are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 3, 2007, Who’s Your Daddy, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press Release of Who’s Your Daddy, Inc. dated July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: July 5, 2007	By:	/s/ Edon Moyal

Name: Edon Moyal Title: Chief Executive Officer